UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

Vision-Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Director.

(d) Effective March 12, 2013, the board of directors (the “Board”) of Vision-Sciences, Inc. (the “Company”) appointed Dr. Cheryl Pegus to serve on its Board. The Board has made a determination that Dr. Pegus is an independent director within the meaning of the Nasdaq Stock Market and Securities and Exchange Commission rules. There is no arrangement or understanding between Dr. Pegus and any other person pursuant to which she was appointed as a director. Dr. Pegus is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Pegus was appointed as a Class II director, to serve until the Company’s 2014 annual meeting of stockholders. In connection with Dr. Pegus’ appointment as director, Dr. Pegus was granted non-statutory stock options to purchase 10,000 shares of the Company’s Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) under the Company’s 2003 Director Stock Option Plan.

Cheryl Pegus, M.D., M.P.H, age 48, is a Director of Glytec, a glycemic clinical software company and Strategic Advisor to HealthFleet, Inc, an online interactive prevention company. She is the 2013 President-Elect and a member of the Board of the American Heart Association (AHA) Founder’s Affiliate. Previously, she was the Chief Medical Officer for Walgreens. She has served as the General Manager and Chief Medical Officer for SymCare Personalized Health Solutions, Inc., and the Head of Clinical Products for Aetna’s Medical Products Business Unit. Dr. Pegus also served as the Medical Director for the Cardiovascular Risk Factors Group at Pfizer Pharmaceuticals. She is a Member of the Dean’s Circle at Weill Cornell Medical College. She received an M.P.H. from Columbia University School of Public Health, an M.D. from Cornell University Medical College and completed her internal medicine residency and cardiology fellowship at New York Hospital-Cornell. Dr. Pegus’ significant experience in the medical and management fields makes her a valuable resource and well-suited to serve on our Board.

At this time, the Board has not appointed Dr. Pegus to any committees of the Board.

The Company hereby incorporates by reference the press release dated March 12, 2013, attached hereto as Exhibit 99.1, and made a part of this Item 5.02(d).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1  Press release dated March 12, 2013 announcing the appointment of Dr. Cheryl Pegus as a director on the Company’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Cynthia Ansari
	Name:	Cynthia Ansari
	Title:	President and Chief Executive Officer

Date:  March 13, 2013